Exhibit 99.2

NeuLion Positioned For Next Stage of Growth

Announces Re-organization of Board and Management Team; Acquires Saffron Digital

PLAINVIEW, NY--June 6, 2016 - NeuLion, Inc. (TSX: NLN), a leading technology product and service provider specializing in the broadcasting, distribution and monetization of live and on-demand digital video content to Internet-enabled devices, today announced that as part of the company’s growth strategy, its Board of Directors has approved changes to its Board and management team, and that it has acquired Saffron Digital Limited.

As NeuLion prepares for its next stage of growth, the company’s Board of Directors would like to announce the following Board and management changes:

o	Nancy Li, co-founder of NeuLion, has been promoted to the position of Executive Chair of the Board. Charles B. Wang, who had served as Chairman of the Board since 2008, will continue as a company director, and will continue to offer his leadership as the company enters its next stage of growth. Nancy will also continue in her role as a company executive focused on NeuLion technology developments and product strategy.

o	Roy Reichbach has been promoted to President and Chief Executive Officer of NeuLion and will take on expanded responsibilities within the company, including accelerating the company’s growth strategy. Mr. Reichbach, who is also a director of the company, was previously its General Counsel. He will replace Dr. Kanaan Jemili, who resigned from his positions as President and Chief Executive Officer. Dr. Jemili was instrumental in the integration of DivX over the last year and will remain as a consultant with the company.

o	Trevor Renfield, who was the Chief Financial Officer at DivX, LLC, joined NeuLion as part of the DivX acquisition last year, and will take on a new role as Chief Financial Officer of NeuLion, replacing Art McCarthy, who resigned from that position. Mr. McCarthy played a prominent role in NeuLion’s growth and will now devote all of his time to his role with the New York Islanders.

NeuLion also acquired Saffron Digital, headquartered in London, England, in an all-cash asset transaction in order to expand the company’s entertainment customer concentration and enhance its technology platform to support subscription video on demand services, electronic sell through services and advertising video on demand services.  The acquisition instantly expands the company’s addressable market in the entertainment sector given Saffron’s customer base and technology.  Management expects that the transaction will be accretive for 2016.

The combined company will create an online video powerhouse perfectly positioned to take full advantage of the accelerating adoption of OTT and TVE services in the global market with a technology platform supporting both sports and entertainment that can be delivered and monetized on any internet connected device.

Saffron Digital’s platform has met the business and technical requirements mandated by its entertainment customers who include Carrefour, BT, Deutsche Telecom, ITV, Tribeca Films, HMV and others.  The acquisition greatly expands NeuLion’s concentration of employees and customers in Europe.  All of Saffron’s 50-plus employees will join NeuLion.

In addition to HD delivered video, the combined company will empower the entire video ecosystem, with up to 4k Ultra HD video, by providing live and on demand video solutions for Ultra HD viewing on a worldwide basis.

“NeuLion’s growth strategy includes a four-prong approach of building new technology, acquiring technology, integrating acquired technology and finally partnering with technology companies,” said Nancy Li, Executive Chair and co-founder of NeuLion.  “It is evident in today’s announcements that NeuLion continues to execute on our growth plan, as we move to our next stage of company development.”

About NeuLion
NeuLion, Inc. (TSX: NLN) offers solutions that power the highest quality digital experiences for live and on-demand content up to 4K on any device. Through its end-to-end technology platform, NeuLion enables digital content management, distribution and monetization for content owners worldwide including the NFL, NBA, World Surf League, Univision Deportes, Euroleague Basketball and others. NeuLion also operates a robust consumer electronics licensing business that has enabled over 1 billion devices worldwide with secure, high-quality video streaming, and delivers a DivX consumer software offering that has been downloaded over 1 billion times. NeuLion’s customers include major sports, entertainment and global content companies as well as major consumer electronics manufacturers and software companies. NeuLion is headquartered in Plainview, NY. For more information about NeuLion, visit www.NeuLion.com.

Forward-Looking Statements
Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities. Forward-looking statements can be identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend,” statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved, and other similar expressions. These statements, in addressing future events and conditions, involve inherent risks and uncertainties. Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, NeuLion cannot assure readers that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this release and NeuLion assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law. Many factors could cause NeuLion’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including:  our ability to derive anticipated benefits from the acquisition of DivX; our ability to realize some or all of the anticipated benefits of our partnerships; general economic and market segment conditions; our customers’ subscriber levels and financial health; our ability to pursue and consummate acquisitions in a timely manner; our continued relationships with our customers; our ability to negotiate favorable terms for contract renewals; competitor activity; product capability and acceptance rates; technology changes; regulatory changes; foreign exchange risk; interest rate risk; and credit risk. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of NeuLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is available on www.sec.gov and filed on www.sedar.com.

Investor Relations Contact:
Tim Alavathil
Chief Accounting Officer
tim.alavathil@neulion.com
(647) 426-1254